UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2015
(July 29, 2015)

Adeptus Health Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36520 (Commission File Number)	46-5037387 (IRS Employer Identification No.)

2941 Lake Vista Drive Lewisville, Texas (Address of principal executive offices)	75067 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 899-6666

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2015, Adeptus Health Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters”), and SCP III AIV THREE-FCER Conduit, L.P., an affiliate of Sterling Partners (the “Selling Stockholder”), relating to the offering and sale by the Company of 2,320,351 shares and by the Selling Stockholder of 1,079,649 shares (collectively, the “Shares”) of the Company’s Class A common stock, par value $0.01 per share, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-205753), filed on July 20, 2015, as supplemented by the prospectus supplement dated July 29, 2015. The offering price to the public was $105.00 per share, and the Underwriters agreed to purchase the shares from the Company and the Selling Stockholder at a price of $100.5375 per share. The Company and the Selling Stockholder also granted the Underwriters an option to purchase up to 510,000 additional shares, 324,926 from the Company and 185,074 from the Selling Stockholder. On July 30, 2015, the Underwriters exercised this option in full.

The Underwriting Agreement contains certain representations, warranties, covenants and conditions. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01 Other Events.

The previously announced underwritten offering by the Company and the Selling Stockholder of an aggregate of 3,910,000 shares of common stock of the Company closed on August 4, 2015. Adeptus Health Inc. intends to use the net proceeds from its issuance and sale of Class A common stock, par value $0.01 per share, to purchase, for cash, 2,645,277 limited liability company units of Adeptus Health LLC, its direct subsidiary, from certain of the unit holders of Adeptus Health LLC, including certain of its directors and executive officers. The Company did not receive any of the proceeds from the sale of shares of common stock of the Company by the Selling Stockholder.  In connection with this offering, the legal opinion as to the legality of the Shares is filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of July 29, 2015, by and among Adeptus Health Inc., SCP III AIV THREE-FCER Conduit, L.P. and the representatives of the underwriters party thereto.

5.1	Opinion of Simpson Thacher & Bartlett LLP.

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adeptus Health Inc.
(Registrant)

By:	/s/ Timothy L. Fielding
Name:	Timothy L. Fielding
Title:	Chief Financial Officer

August 4, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of July 29, 2015, by and among Adeptus Health Inc., SCP III AIV THREE-FCER Conduit, L.P. and the representatives of the underwriters party thereto.

5.1	Opinion of Simpson Thacher & Bartlett LLP.

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).